Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Twelve Month Periods Ended February 28, 2010 and Guidance for Fiscal Year 2011

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended February 28, 2010	Twelve Months Ended February 28, 2010

Net Sales	$84,862,684	357,030,075

Cost of Sales	61,232,110	247,383,972

Selling, General and Administrative	9,665,596	43,417,024
Interest Expense	1,691,844	6,838,028
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	24,872	(93,299)
Other (Income) Expense, Net	(435,463)	(898,902)
	72,178,959	296,646,823

Income Before Income Taxes	12,683,725	60,383,252
Income Tax Expense	4,717,592	22,655,328

Net Income	$7,966,133	$37,727,924

Income Per Share:
Basic	$.64	$3.07
Diluted	$.63	$3.02

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended February 28, 2010

Current assets:
Cash and cash equivalents	$110,607,029
Accounts receivable	40,151,918
Allowance for doubtful accounts	<720,000>
Inventories	40,124,581
Costs and estimated earnings in excess of billings on uncompleted contracts	10,782,424
Deferred income taxes	5,225,379
Prepaid expenses and other	1,281,605
Total current assets	207,452,936

Net property, plant, and equipment	87,364,502

Goodwill, less accumulated amortization	69,420,256

Intangibles and Other Assets	17,723,464

$381,961,158

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$12,116,783
Accrued liabilities	31,511,405
Total current liabilities	43,628,188

Long-term debt due after one year	100,000,000

Deferred income taxes	10,466,932

Shareholders’ equity	227,866,038

$381,961,158

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended February 28, 2010

Net cash provide by operating activities	$82,630,178

Net cash used in investing activities	(18,512,536)

Net cash provided by (used in) financing activities	(1,013,889)

Effect of exchange rate changes on cash	(54,436)

Net (decrease) increase in cash and cash equivalents	63,049,317

Cash and cash equivalents at beginning of period	47,557,711

Cash and cash equivalents at end of period	$110,607,028

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2010	Twelve Months Ended February 28, 2010
Net sales:
Electrical and Industrial Products	$48,881	$203,457
Galvanizing Services	35,982	153,573
	84,863	357,030

Segment operating income (a):
Electrical and Industrial Products	9,088	40,803
Galvanizing Services	9,209	44,843
	18,297	85,646

General corporate expenses (b)	3,912	18,447
Interest expense	1,692	6,838
Other (income) expense, net (c)	10	(22)
	5,614	25,263

Income Before Taxes	$12,683	$60,383

Total assets:
Electrical and Industrial Products	$119,689	$119,689
Galvanizing Services	139,228	139,228
Corporate	123,044	123,044
	$381,961	$381,961

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date February 28, 2010	Projected Year Ended February 28, 2011
Net Sales:
Electrical and Industrial Products	$203,457	$150,000 to $160,000
Galvanizing Services	$153,573	$160,000 to $170,000
Total Sales	$357,030	$310,000 to $330,000

Diluted earnings per share	$3.02	$1.85 to $2.20

Net Sales by Market Segment:
Power Generation		16%
Transmission and Distribution		32%
Industrial		52%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		20%
Transmission and Distribution		47%
Industrial		33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		28%
OEM’s		11%
Industrial		32%
Bridge and Highway		9%
Petro Chemical		20%

Operating Margins:
Electrical and Industrial Products	20.0%	13.5% to 15.5%
Galvanizing Services	29.2%	24% to 26%

Cash Provided By (Used In)Operations	$82,630	$48,000
Capital Expenditures	$12,037	$15,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$17,469	$17,000
Total Bank Debt	$100,000	$100,000

Cash Dividend	$3,089	$12,400

Percent of Business By Segment:
Electrical and Industrial Products	57%	49%
Galvanizing Services	43%	51%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/09	$174,831
Bookings		70,719
Shipments		95,492
Backlog	5/31/09	$150,058
Book to Ship Ratio		.74
Bookings		84,488
Shipments		95,157
Backlog	8/31/09	$139,359
Book to Ship Ratio		.89
Bookings		73,993
Shipments		81,518
Backlog	11/30/09	$131,834
Book to Ship Ratio		.91
Bookings		62,949
Shipments		84,865
Backlog	2/28/10	$109,918
Book to Ship Ratio		.74